UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

SOVEREIGN BANCORP, INC. (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of) incorporation	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A (Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(a) Exhibits.

The following exhibits are furnished herewith:

99.1 Analyst & Investor Meeting Presentation, dated May 7, 2003, of Sovereign Bancorp, Inc. (the “Company”)

Item 9. Regulation FD Disclosure

On May 7, 2003, Jay S. Sidhu, Chairman, President and CEO, and other officers of the Company held an Analyst & Investor Meeting at the New York Stock Exchange and met with analysts and investors. The Company’s presentation, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished pursuant to Item 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: May 7, 2003	/s/ James D. Hogan James D. Hogan Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1 Analyst & Investor Meeting Presentation, dated May 7, 2003, of Sovereign Bancorp, Inc.